Exhibit 99.1

PRESS RELEASE
1004 N. Big Spring, Suite 400	Contact:	Cindy Thomason
Midland, TX 79701 (432) 684-3727		Manager of Investor Relations
http://www.plll.com		cindyt@plll.com
PARALLEL PETROLEUM ANNOUNCES
FIRST QUARTER 2007 FINANCIAL RESULTS
MIDLAND, Texas, (BUSINESS WIRE), May 9, 2007 — Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the first quarter ended March 31, 2007, compared to the results for the same period in 2006. In a separate press release issued today, Parallel announced its first quarter 2007 production, revised 2007 capital investment budget and operations update.
First Quarter Financial Results
For the three months ended March 31, 2007, Parallel reported a net loss of $96,000. Included in the net loss was a $4.4 million pre-tax loss on derivatives, which included settlements of $2.5 million. Parallel had no derivatives classified as hedges during the first quarter of 2007. For the three months ended March 31, 2006, Parallel recorded net income of $1.6 million, or $0.05 per diluted share. Included in net income for the three months ended March 31, 2006 was a $4.6 million pre-tax loss on derivatives, which included settlements of $1.5 million and a gain on ineffective portion of hedges of $0.1 million.
For the first quarter of 2007, Parallel’s oil and natural gas sales were 273 MBbls of oil and 1,521 MMcf of natural gas, or 527 MBOE. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $51.93 per barrel and $5.86 per Mcf, or $43.85 per BOE. For the same period of 2006, oil sales were 268 MBbls at an average unhedged price of $57.66 per barrel and natural gas sales were 1,167 MMcf at an average unhedged price of $6.68 per Mcf, or 463 MBOE at an average unhedged price of $50.27 per BOE ($44.37 per BOE, net of the effect of hedges).
When comparing the first quarter of 2007 to the first quarter of 2006, oil and gas revenues increased approximately 13% to $23.1 million and total costs and expenses increased approximately 34% to $14.8 million, which reduced operating income by approximately 12% to $8.3 million. Total costs and expenses increased primarily due to increases in lease operating expense, general and administrative expense, and depreciation, depletion and amortization costs. Interest expense increased approximately 52% to $3.7 million.
When comparing the first quarter of 2007 to the first quarter of 2006, net cash provided by operating activities increased approximately 25% to $17.8 million, net cash used in investing activities decreased approximately 16% to $48.6 million, and net cash provided by financing activities decreased approximately 7% to $38.8 million.
Balance Sheet Review
At March 31, 2007, current assets were $45.8 million, which included $13.9 million of cash and cash equivalents. Current liabilities were $54.6 million, including current derivative obligations of $16.5 million. Long-term liabilities were $245.9 million, including $204.0 million of debt and $12.3 million of derivative obligations. The borrowing base under the Company’s revolving credit facility was $190.0 million as of March 31, 2007, and outstanding borrowings under the revolving credit facility at that same date were $154.0 million. In addition, the Company had $50.0 million outstanding under its second lien term loan facility. As of March 31, 2007, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $426.1 million. Stockholders’ equity was $183.8 million.
Management Comments
Larry C. Oldham, Parallel’s President, commented, “As we continue to develop our portfolio of oil and gas properties in the Permian and Fort Worth Basins, we expect the Company’s reserves, production and earnings to grow in 2007 and beyond.”
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Parallel Petroleum Announces
1Q 2007 Financial Results
May 9, 2007

Conference Call and Webcast Information
Parallel’s management will host a conference call to discuss current operations, production, reserves and financial results for the first quarter ended March 31, 2007. In addition to this press release, please refer to Parallel’s operations update press release also dated May 9, 2007 and its Form 10-Q Report for the quarter ended March 31, 2007 that was filed with the Securities and Exchange Commission on May 9, 2007.
The conference call will be held on Thursday, May 10, 2007, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 800-561-2813 or 617-614-3529, Participant Passcode 52663711, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 94104380.
SELECTED FINANCIAL STATEMENTS AND SCHEDULES FOLLOW
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Parallel Petroleum Announces
1Q 2007 Financial Results
May 9, 2007

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
(dollars in thousands)

	March 31,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,925	$5,910
Accounts receivable:
Oil and natural gas sales	15,980	18,605
Joint interest owners and other, net of allowance for doubtful account of $80	6,050	7,209
Affiliates and joint ventures	2,585	3,338

	24,615	29,152
Other current assets	1,928	2,863
Deferred tax asset	5,375	4,340

Total current assets	45,843	42,265

Property and equipment, at cost:
Oil and natural gas properties, full cost method (including $66,656 and $50,375 not subject to depletion)	545,724	501,405
Other	2,646	2,614

	548,370	504,019
Less accumulated depreciation, depletion and amortization	(122,222)	(115,513)

Net property and equipment	426,148	388,506
Restricted cash	51	325
Investment in pipelines and gathering system ventures	7,808	6,454
Other assets, net of accumulated amortization of $1,289 and $760	4,429	5,268

	$484,279	$442,818

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$37,390	$36,171
Asset retirement obligations	713	701
Derivative obligations	16,509	14,109

Total current liabilities	54,612	50,981

Revolving credit facility	154,000	115,000
Term loan	50,000	50,000
Asset retirement obligations	4,321	4,362
Derivative obligations	12,273	14,386
Deferred tax liability	25,295	24,307

Total long-term liabilities	245,889	208,055

Commitments and contingencies
Stockholders’ equity:
Series A preferred stock — par value $0.10 per share, authorized 50,000 shares	—	—
Common stock — par value $0.01 per share, authorized 60,000,000 shares, issued and outstanding 37,547,010	375	375
Additional paid-in capital	140,445	140,353
Retained earnings	42,958	43,054

Total stockholders’ equity	183,778	183,782

	$484,279	$442,818

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Parallel Petroleum Announces
1Q 2007 Financial Results
May 9, 2007

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Operations
For three months ended March 31, 2007 and 2006
(unaudited)
(dollars in thousands, except per share data)

	2007	2006
Oil and natural gas revenues:
Oil and natural gas sales	$23,116	$23,276
Loss on hedging	—	(2,733)

Total revenues	23,116	20,543

Cost and expenses:
Lease operating expense	4,399	3,575
Production taxes	1,054	1,110
General and administrative	2,665	2,129
Depreciation, depletion and amortization	6,709	4,288

Total costs and expenses	14,827	11,102

Operating income	8,289	9,441

Other income (expense), net:
Loss on derivatives not classified as hedges	(4,435)	(4,714)
Gain on ineffective portion of hedges	—	143
Interest and other income	52	68
Interest expense	(3,708)	(2,441)
Other expense	(36)	(29)
Equity in loss of pipelines and gathering system ventures	(305)	(19)

Total other income (expense), net	(8,432)	(6,992)

Income (loss) before income taxes	(143)	2,449
Income tax benefit (expense), deferred	47	(838)

Net income (loss)	$(96)	$1,611

Net income (loss) per common share:
Basic	$—	$0.05

Diluted	$—	$0.05

Weighted average common share outstanding:
Basic	37,547	34,850

Diluted	37,547	35,547

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Parallel Petroleum Announces
1Q 2007 Financial Results
May 9, 2007

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Three Months Ended March 31, 2007 and 2006
(unaudited)
(dollars in thousands)

	2007	2006
Cash flows from operating activities:
Net income (loss)	$(96)	$1,611
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	6,709	4,288
Accretion of asset retirement obligation	84	31
Deferred income tax	(47)	838
Loss on derivatives not classified as hedges	4,435	4,714
Gain on ineffective portion of hedges	—	(143)
Stock option expense	92	388
Equity in loss in pipelines and gathering system ventures	305	19
Changes in assets and liabilities:
Other assets, net	(12)	311
Restricted cash	274	—
Decrease in accounts receivable	4,537	427
Decrease in other current assets	292	107
Increase in accounts payable and accrued liabilities	1,219	1,671
Federal tax deposit	—	(40)

Net cash provided by operating activities	17,792	14,222

Cash flows from investing activities:
Additions to oil and natural gas properties	(44,584)	(55,035)
Restricted cash	—	2,366
Proceeds from disposition of oil and natural gas properties	152	41
Additions to other property and equipment	(32)	(1,461)
Settlements on derivative instruments	(2,479)	(1,548)
Investment in pipelines and gathering system ventures	(1,659)	(2,024)

Net cash used in investing activities	(48,602)	(57,661)

Cash flows from financing activities:
Borrowings from bank line of credit	39,000	41,500
Deferred financing costs	(175)	—
Proceeds from exercise of stock options	—	416

Net cash provided by financing activities	38,825	41,916

Net increase (decrease) in cash and cash equivalents	8,015	(1,523)
Cash and cash equivalents at beginning of period	5,910	6,418

Cash and cash equivalents at end of period	$13,925	$4,895

Non-cash financing and investing activities:
Oil and natural gas properties asset retirement obligation	$(113)	$1,752
Non-cash exchange of oil and natural gas properties:
Properties received in exchange	$(6,463)	$—
Properties delivered in exchange	$5,495	$—
Other transactions:
Interest paid	$3,875	$2,082
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Parallel Petroleum Announces
1Q 2007 Financial Results
May 9, 2007

PARALLEL PETROLEUM CORPORATION SELECTED
OPERATING AND FINANCIAL DATA

	Three Months Ended
	3/31/2007	12/31/2006	3/31/2006
	(in thousands, except per unit data)
Production Volumes:
Oil (Bbls)	273	289	268
Natural gas (Mcf)	1,521	1,645	1,167
BOE (1)	527	563	463
BOE per day	5.9	6.1	5.1

Sales Prices:
Oil (per Bbl) (2)	$51.93	$53.93	$57.66
Natural gas (per Mcf) (2)	$5.86	$6.43	$6.68
BOE price (2)	$43.85	$46.46	$50.27
BOE price (3)	$43.85	$42.47	$44.37

Operating Revenues:
Oil	$14,211	$15,598	$15,482
Oil hedge	—	(2,248)	(2,733)
Natural gas	8,905	10,579	7,794

	$23,116	$23,929	$20,543

Operating Expenses and Income:
Lease operating expense	$4,399	$4,180	$3,575
Production taxes	1,054	1,461	1,110
General and administrative:
General and administrative	1,644	1,649	1,134
Public reporting	1,021	727	995
Depreciation, depletion and amortization	6,709	6,839	4,288

	14,827	14,856	11,102

Operating income	8,289	9,073	9,441

Other income (expense), net
Gain (loss) on derivatives not classified as hedges	(4,435)	2,686	(4,714)
Gain on ineffective portion of hedges	—	126	143
Interest and other income	52	36	68
Interest expense	(3,708)	(3,416)	(2,441)
Other expense	(36)	(25)	(29)
Equity in loss of pipelines and gathering system ventures	(305)	8,661	(19)

Total other income (expense), net	(8,432)	8,068	(6,992)

Income (loss) before income taxes	(143)	17,141	2,449
Income tax benefit (expense), deferred	47	(6,057)	(838)

Net income (loss)	$(96)	$11,084	$1,611

Net income (loss) per common share:
Basic	$—	$0.30	$0.05
Diluted	$—	$0.29	$0.05

Weighted average common shares outstanding:
Basic	37.5	37.5	34.9
Diluted	37.5	38.3	35.5

(1)	A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.

(2)	Excludes hedge transactions.

(3)	Includes hedge transactions.
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Parallel Petroleum Announces
1Q 2007 Financial Results
May 9, 2007

PARALLEL PETROLEUM CORPORATION
DERIVATIVES INFORMATION AS OF MARCH 31, 2007 (1)
OIL COLLARS:

		NYMEX Oil Prices		Fair Market
Period of Time	Barrels of Oil	Floor	Cap	Value
				($ in thousands)
Apr 1, 2007 thru Dec 31, 2007	220,000	$55.63	$84.88	$45
Jan 1, 2008 thru Dec 31, 2008	237,900	$60.38	$81.08	89
Jan 1, 2009 thru Dec 31, 2009	620,500	$63.53	$80.21	1,092
Jan 1, 2010 thru Oct 31, 2010	486,400	$63.44	$78.26	987

Total Fair Market Value				$2,213

NATURAL GAS COLLARS:

		Houston Ship Channel
	MMBTU of	or WAHA Gas Prices		Fair Market
Period of Time	Natural Gas	Floor	Cap	Value
				($ in thousands)
Apr 1, 2007 thru Oct 31, 2007	214,000	$6.00	$11.05	$(7)
Apr 1, 2007 thru Oct 31, 2007	642,000	$6.25	$8.90	(57)
Apr 1, 2007 thru Mar 31, 2008	2,196,000	$6.50	$9.50	(440)

Total Fair Market Value				$(504)

COMMODITY SWAPS:

		NYMEX Oil	Fair Market
Period of Time	Barrels of Oil	Swap Price	Value
			($ in thousands)
Apr 1, 2007 thru Dec 31, 2007	357,500	$34.36	$(12,020)
Jan 1, 2008 thru Dec 31, 2008	439,200	$33.37	(15,034)

Total Fair Market Value			$(27,054)

INTEREST RATE SWAPS:

		Weighted Avg
	Notional	Fixed	Fair Market
Period of Time	Amounts	Interest Rates	Value
	($ in millions)		($ in thousands)
Apr 1, 2007 thru Dec 31, 2007	$100	4.62%	$487
Jan 1, 2008 thru Dec 31, 2008	$100	4.86%	(137)
Jan 1, 2009 thru Dec 31, 2009	$50	5.06%	(162)
Jan 1, 2010 thru Oct 31, 2010	$50	5.15%	(105)

Total Fair Market Value			$83

(1)	BNP Paribas and Citibank, NA are the counterparties in Parallel’s derivative instruments.
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Parallel Petroleum Announces
1Q 2007 Financial Results
May 9, 2007

The Company
Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.
This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “initial daily test rates,” “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, weaknesses in the Company’s internal controls, the inherent variability in early production tests, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.
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